DQE EXHIBIT 23.1

Independent Auditors’ Consent

We consent to the incorporation by reference in Registration Statement No. 33-60966 of DQE, Inc. on Form S-3, Post Effective Amendment No. 3 to Registration Statement No. 33-29147 of DQE, Inc. on Form S-8, Registration Statement Nos. 33-66488 and 33-72582 of DQE, Inc. on Form S-8, Post Effective Amendment No. 1 to Registration Statement Nos. 33-46773 and 33-87974 of DQE, Inc. on Form S-8, Amendment No. 1 to Registration Statement No. 333-32433 of DQE, Inc. on Form S-4, Amendment No. 1 to Registration Statement Nos. 333-80377 and 333-80377-1 of DQE Capital Corporation on Form S-3, Amendment No. 2 to Registration Statement Nos. 333-85612 and 333-85612-01 of DQE, Inc. and DQE Capital Corporation on Form S-3, and Registration Statement on No. 333-102812 of DQE, Inc. on Form S-8 of our report dated January 30, 2003 (March 14, 2003 as to Note 21), which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting for goodwill and unbilled revenues, appearing in the Annual Report on Form 10-K of DQE, Inc. for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania

March 20, 2003

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